Exhibit 10.27

TOLLING AGREEMENT

THIS TOLLING AGREEMENT (“Agreement”) is made and entered into as of this 16th day of March, 2006 (the “Effective Date”), by and between Kathryn J. Wilson (“Wilson”), on the one hand, and The PBSJ Corporation, and its subsidiaries and affiliates including but not limited to Post, Buckley, Schuh & Jernigan, Inc., PBS&J Construction Services, Inc., Seminole Development II, Inc., PBS&J Caribe Engineering, C.S.P., and Post, Buckley, International, Inc. (collectively “PBSJ,” and together with Wilson, the “Parties”).

Recitals

WHEREAS, at various times Wilson was an employee and officer of PBSJ (collectively the “Affiliation Period”);

WHEREAS, Wilson and PBSJ are parties to a Key Employee Retention Program Agreement dated January 1, 2005, amended to the date hereof (collectively the “Agreements”);

WHEREAS, PBSJ believes it may have claims against Wilson arising out of acts, conduct, events or circumstances related to, arising from, or in connection with the Affiliation Period and/or the Agreements;

WHEREAS, Wilson expressly denies any claim(s), fault, improper acts(s) or alleged wrongdoing of any kind;

WHEREAS, the Parties wish to postpone or avoid the inconvenience, expense, and distraction of possible litigation by PBSJ against Wilson, while fully preserving any rights of PBSJ that exist as of the date of this Agreement to commence legal action against Wilson at a future date, which, but for this Agreement, might otherwise be time-barred by any applicable statute of limitations, laches, and other possible time-bars and defenses based in whole or in part on the time which may elapse from the accrual of such claims to the filing of an action (all of which time-bars and defenses, including, the statute of limitations and laches, are referred to as “Time Defenses”);

WHEREAS, PBSJ and Wilson have the power and authority to enter into this Agreement and no other parties are necessary to join herein in order to toll the statute of limitations and other Time Defenses; and,

NOW THEREFORE, in consideration of PBSJ forbearing from initiating a lawsuit, arbitration or any other legal proceedings against Wilson at the present time, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Terms and Conditions

1. All of the foregoing Recitals are true and correct and are incorporated herein as part of the Agreement for all purposes.

2. With respect to any and all claims or causes of action, known or unknown, relating to, arising out of, or in connection with, the Affiliation Period and/or the Agreements, including but not limited to claims for alleged breach of fiduciary duty, fraud, negligence, gross negligence, negligent misrepresentation, breach of contract, or any other claims or causes of action whatsoever (collectively, the “Tolled Claims”), the Parties hereby stipulate that any applicable statute of limitations or other Time Defenses applicable to the Tolled Claims shall be deemed tolled from the effective date of this Agreement until the earlier of: (a) the expiration of four (4) calendar years from the date of the execution of this Agreement; or (b) the termination of this Agreement by either PBSJ or

Wilson in accordance with the terms and conditions of this Agreement. The period of time during which any applicable statute of limitations or other Time Defenses applicable to the Tolled Claims shall be deemed tolled is hereinafter referred to as the “Tolling Period.” The Tolling Period shall run from the date of execution of this Agreement until termination of this Agreement as provided herein. For purposes of clarity, the tolling of the statute of limitations and other Time Defenses during the Tolling Period shall survive any termination hereof, such that any Tolled Claim which would have been barred as a result of the expiration of the statute of limitations or other Time Defense with respect to such claim at any time during the Tolling Period may be brought by PBSJ at any time prior to the termination of the Tolling Period and Wilson may not assert the expiration of the statute of limitation during such period or any other Time Defense as a defense to any such Tolled Claim brought by PBSJ.

3. Wilson further agrees that she shall not interpose in any lawsuit or action between the Parties related to the Tolled Claims: (a) a defense that the applicable statute of limitations shall have expired during the Tolling Period and/or (b) any Time Defenses based on the passage of time during the Tolling Period. The agreement set forth in this paragraph 3 shall survive any termination of this Agreement.

4. Either party to this Agreement may terminate the Tolling Period by giving the other party sixty (60) days prior written notice by certified mail of the termination of the Tolling Period. Any applicable statute of limitations or other Time Defenses which apply to the Tolled Claims shall begin to run again from the effective date of termination of the Tolling Period.

5. This Agreement may not be used or relied upon for any purpose other than the enforcement of its terms. This Agreement shall not be admissible in any proceeding and shall not be used by either party in any proceeding, except solely for the purpose of establishing, if the matter is contested, the tolling of any statute of limitations or other Time Defenses for the specific and limited period of time under such terms as are set forth in this Agreement. In the event that the terms of this Agreement are enforced in the context of a jury-trial in which any issue pertaining to the applicability of the statute of limitations or Time Defenses is submitted to the jury, the Court shall instruct the jury on the application of the statute of limitations or other Time Defenses as altered by the terms of this Agreement, but shall not disclose this Agreement or its existence to the jury or otherwise make reference to the existence of any agreement by the parties to alter or modify the application of the statute of limitation or other Time Defense. Nothing in this Agreement constitutes an admission by any party that, in the absence of this Agreement, the statute of limitations and/or any other Time Defense has or would have run or become applicable, and this Agreement shall not be used in any proceeding as evidence of any such admission, express or implied.

6. Nothing in this Agreement shall operate to revive any claims of PBSJ of whatever nature which are already barred, in whole or in part, by any Time Defenses, or the passage of time, as of the date of execution of this Agreement.

7. Nothing in this agreement shall operate as a waiver of or prejudice any party’s right to assert that the statute of limitations or any other Time Defenses have been tolled or have not yet run for reasons other than the execution of this Agreement.

8. Nothing in this Agreement shall be construed as an admission of any fault, liability or wrongdoing by Wilson. Further, nothing in this Agreement shall be construed as a waiver of any defenses of Wilson to any claims of PBSJ which are not related to the passage of time all of which are expressly reserved by Wilson.

9. This Agreement may be signed in counterparts, each of which shall he deemed an original, and all such counterparts constituting one Agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes. Each party signing this Agreement represents that she or it has read the Agreement, understands it, and intends to be legally bound by all of its terms.

10. Each Party hereby acknowledges and agrees: (a) that in the negotiation and drafting of this Agreement she or it has had the opportunity to consult with counsel of her or its choice; (b) that her or its counsel has had an opportunity to contribute to the negotiation and drafting of this Agreement; and (c) that the principle of construing a document most strictly against its drafter shall not apply with respect to the interpretation of this Agreement.

11. The signatories to this Agreement represent and warrant that they have the authorization and power to bind the party on whose behalf they are signing.

12. Any and all notices under this Agreement shall be in writing, and shall be addressed and provided to the Parties as follows:

To PBSJ:	Becky S. Schaffer, Esq. The PBSJ Corporation 5300 West Cypress Street Tampa, FL 33607

with a copy to:	Gary Epstein, Esq. Greenberg Traurig, P.A. 1221 Brickell Avenue Miami, Florida 33131

To Wilson:	Kathryn J. Wilson [address]

with a copy to:

13. the rights and obligations of the Parties created by this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard lo conflicts of law.

14. This Agreement may not be amended, modified, or supplemented, except in writing duly executed and delivered by both Parties to this Agreement.

15. This Agreement constitutes the full and complete agreement of the parties concerning the subject matter of the Agreement, and there are no covenants, conditions, or terms other than those expressly set forth in this Agreement.

16. The parties agree to take all actions reasonably necessary to effectuate the terms and purpose of this Agreement

IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals as of the date first hereinabove written.

WITNESSES:	PBSJ Corporation

	By:	/s/ John B. Zumwalt, III
	Print Name:	John B. Zumwalt, III
	Title:	Chairman & CEO

WITNESSES:	Kathryn J. Wilson

	By:	/s/ Kathryn J. Wilson
	Print Name:	Kathryn J. Wilson
Title:

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